Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Sophia Hong	Rick Muscha
Lattice Semiconductor	Lattice Semiconductor
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Semiconductor Appoints

John Forsyth and Que Thanh Dallara to Board of Directors

HILLSBORO, Ore. – November 14, 2023 – Lattice Semiconductor (NASDAQ: LSCC), the low power programmable leader, today announced the appointment of Que Thanh Dallara and John Forsyth to the Company’s Board of Directors effective November 14, 2023. Mr. Forsyth will also serve as a member of the Nominating and Governance Committee and Ms. Dallara will serve as a member of the Compensation Committee. Ms. Dallara brings to the Company over 20 years of general management and enterprise transformation experience in multiple industries globally. Mr. Forsyth brings extensive management experience and knowledge of the semiconductor industry.

Mr. Forsyth is currently the Chief Executive Officer, President, and a member of the board of directors at Cirrus Logic, Inc., a leading supplier of low-power, high-precision mixed-signal processing solutions for mobile and consumer applications. Prior to assuming the role of CEO, Mr. Forsyth held the positions of President, Chief Strategy Officer, and Vice President of Marketing where he was instrumental in driving Cirrus Logic’s product strategy. Mr. Forsyth also served as Vice President of Audio Products at Wolfson Microelectronics, which was acquired by Cirrus Logic in 2014.

Ms. Dallara is currently EVP and President of the global Diabetes Operating Unit at Medtronic, a global leader in medical technology. Prior to joining Medtronic, Ms. Dallara was the President and CEO of Honeywell Connected Enterprise, Honeywell’s software business. Prior to that, she was SVP and Chief Commercial Officer of Honeywell, leading the company’s efforts in strategy, marketing, sales excellence, pricing, product innovation, including enterprise software, data analytics and IoT solutions. Prior to Honeywell, Ms. Dallara held various executive roles at TE Connectivity, Microsoft, McKinsey & Company, and Telstra.

Jeff Richardson, Lattice's Chairman of the Board, commented, “We are very pleased to have John and Que join our Board of Directors particularly given their impressive and extensive executive experience leading innovative technology businesses globally. We look forward to John and Que’s contributions as Lattice continues to execute on its long-term growth strategy.”

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to the Company’s continued execution on its long-term growth strategy. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and Lattice’s quarterly reports filed on Form 10-Q. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive, and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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